UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 24, 2012
Date of Report (Date of earliest event reported)

HANDENI GOLD INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50907 (Commission File Number)	98-0430222 (IRS Employer Identification No.)

228 Regent Estate Dar es Salaam Republic of Tanzania (Address of principal executive offices)	N/A (Zip Code)

011-255-222-70-00-84
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on April 24, 2012, the Board of Directors of Handeni Gold Inc. (the "Company") accepted the consent to act as a director of John Gerson.

Mr. Gerson is a political adviser to businesses and institutions with international interests. Until January 2012 he was Head of Government and Political Affairs at BP having joined the company in 2000. He played a role in BP's business in all parts of the world, including Russia, Angola, and Indonesia, and served as Chairman of BP China Ltd and BP South East Asia Ltd.

This followed a career in the British Foreign Service between 1968 and 1999 during which he held a number of posts in British diplomatic missions abroad, chiefly in Asia (he was HM Consul in China from 1974 to 1977) and with the Foreign and Commonwealth Office and Home Civil Service in London. He was appointed CMG in the 1999 New Year's Honours.

Having studied Art History at the University of Freiburg, John Gerson took a degree in History at King's College, Cambridge. He has been an Associate Member of University College London's Centre for the Study of Socialist Legal Systems, and in 1992 was Visiting Fellow in East Asian Studies at Princeton University.

As a consequence of the appointment of Mr. Gerson the Board of Directors and Executive Officers of the Company are now comprised of the following:

Name	Position
Reginald Mengi	Chairman of the Board and a director
Reyno Scheepers	President, Chief Executive Officer, Chief Operating Officer, and a director
Melinda Hsu	Secretary, Treasurer and Chief Financial Officer
Douglas Boateng	Director
Gizman Abbas	Director
Mohan Kaul	Director
William Lamarque	Director
Emmanuel Naiko	Director
John Gerson	Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDENI GOLD INC.
DATE: April 24, 2012	By: /s/ Reyno Scheepers Name: Reyno Scheepers Position: President, CEO, COO and a director

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